     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1996

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

           ARIZONA                           6311                  86-0198983
 (State or other jurisdiction    Primary Standard Industrial    (I.R.S. Employer
              of                    Classification Number)       Identification
incorporation or organization)                                        No.)

                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000
         (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                            SUSAN L. HARRIS, ESQUIRE
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000
      (Name, address, including zip code, and telephone number, including area code of agent for service)

                            ------------------------

        TITLE OF                              PROPOSED         PROPOSED
     EACH CLASS OF                             MAXIMUM          MAXIMUM
       SECURITIES             AMOUNT          OFFERING         AGGREGATE        AMOUNT OF
         TO BE                 TO BE            PRICE          OFFERING       REGISTRATION
       REGISTERED           REGISTERED        PER UNIT           PRICE             FEE
Fixed Annuity Contract           *                *            $290,000          $100.00

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                       CROSS REFERENCE SHEET PURSUANT TO
                          REGULATION S-K, ITEM 501(B)

FORM S-1 ITEM NO. AND CAPTION                                                     HEADING IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover
       3.  Summary of Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Front Cover; Profile; Investment Options
       4.  Use of Proceeds......................................  The Seasons Variable Annuity; Purchasing a Seasons
                                                                  Variable Annuity; Investment Options; Access to Your
                                                                  Money
       5.  Determination of Offering Price......................  Not Applicable
       6.  Dilution.............................................  Not Applicable
       7.  Selling Security Holders.............................  Not Applicable
       8.  Plan of Distribution.................................  Purchasing a Seasons Variable Annuity; Access to Your
                                                                  Money
       9.  Description of Securities to be Registered...........  The Seasons Variable Annuity; Annuity Income Options;
                                                                  Investment Options; Expenses
      10.  Interests of Named Experts and Counsel...............  Not Applicable
      11.  Information with Respect to the Registrant...........  Other Information
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable

PROFILE

This Profile is a summary of some of the more important points you should consider and know before purchasing a contract. The contract is more fully described in the prospectus which accompanies this Profile. The sections in this Profile correspond to sections in the prospectus. Please read the prospectus carefully.

1. THE SEASONS VARIABLE ANNUITY

The Seasons Variable Annuity is a fixed and variable group deferred annuity contract between you, as the certificate owner, and Anchor National Life Insurance Company. It is designed to help you save on a tax-deferred basis and diversify your investments among asset classes and managers to meet your long term financial and retirement goals. The contract also offers a death benefit.

The contract helps you meet these goals by offering four variable investment STRATEGIES which are managed by five different investment managers. There is no guarantee as to the earnings you will achieve on the money you direct into the STRATEGIES.

The contract also offers five fixed investment options, each for a different length of time and offering different interest rates that are guaranteed by Anchor National.

The STRATEGIES and fixed investment options are designed to be used in concert in order to achieve your desired investment goals. You may put money into any of the STRATEGIES and/or fixed investment options. You may transfer between STRATEGIES and/or the fixed investment options four times per year without charge.

The contract, like all deferred annuity contracts, has two phases: the Accumulation Phase and the Income Phase. During the Accumulation Phase, earnings accumulate on a tax-deferred basis and are taxed as income when distributed to you. The Income Phase occurs when you begin to receive regular payments from your contract.

The amount of money you are able to accumulate in your contract during the Accumulation Phase will determine the amount of income payments during the Income Phase.

2. ANNUITY PAYMENT OPTIONS

You can select from one of five annuity payment options: (1) monthly payments for your lifetime; (2) monthly payments for your lifetime and your survivor's lifetime; (3) monthly payments for your lifetime and your survivor's lifetime, but for not less than 120 months; (4) monthly payments for your lifetime, but for not less than 120 or 240 months; and (5) monthly payments for a specified period of 5 to 30 years. Once you begin receiving payments you may not change your annuity payment option.

You must select whether you want your monthly payments to vary with investment performance or remain fixed and the date payments are to begin.

3. PURCHASING A SEASONS VARIABLE ANNUITY

You can buy a contract through your financial representative, who can also help you complete the proper forms. For Non-Qualified contracts you can buy a contract with $5000 or more. For Qualified contracts you can buy a contract for $2000 or more. You can add $500 or more to your contract at any time during the Accumulation Phase.

4. INVESTMENT OPTIONS

You can put your money into any one or more of the four multi-manager investment STRATEGIES. Each STRATEGY has a different investment objective and uses an asset allocation investment approach. Each STRATEGY is invested in a combination of stocks, bonds and cash in varying degrees to achieve its investment objective. The four investment STRATEGIES are:

                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH

Each STRATEGY invests in up to five underlying investment portfolios which will differ depending upon the STRATEGY(IES) you select. The underlying investment portfolios are managed by the following five investment managers:

                     FIDELITY MANAGEMENT & RESEARCH COMPANY
                           JANUS CAPITAL CORPORATION
                       SUNAMERICA ASSET MANAGEMENT CORP.
                         T. ROWE PRICE ASSOCIATES, INC.
                         WELLINGTON MANAGEMENT COMPANY

5. EXPENSES

The contract has insurance features and investment features and you will pay costs associated with both.

Each year we deduct a $35 contract administration fee on your contract anniversary. We currently waive this fee if your contract value is at least $50,000.

We also deduct asset based charges which total 1.40% of the average daily value of your contract allocated to the STRATEGIES. This charge is not deducted from the portion (if any) of your contract allocated to the fixed investment option(s).

There are also asset management charges and other expenses if you put money into
the STRATEGIES, which may range from   % to   %. Investment charges may be more
or less than the percentages reflected here.

If you take your money out, we may assess a withdrawal charge which is a percentage of the Purchase Payment you withdraw. The percentage declines with each year the Purchase Payment is in the contract as follows:

Year 1.........   7%          Year 5.........   4%
Year 2.........   6%          Year 6.........   3%
Year 3.........   6%          Year 7.........   2%
Year 4.........   5%

After a Purchase Payment has been in your contract for 7 full years, there is no withdrawal charge when that Purchase Payment is withdrawn.

Additionally, if you take money out of a multi-year fixed investment option before the term you initially agreed to ends, you may be assessed an adjustment which could increase or decrease the value of your money.

In a limited number of states you may also be assessed a state premium tax of up to 3.5%.

If you transfer among the STRATEGIES and/or fixed investment options more than four times per year, you will be charged a $25 dollar transfer fee per transfer ($10 if Pennsylvania and Texas).

The table below reflects the expenses you might pay under a contract. "Total Annual Charges" shows the total of the $35 contract administration charge, the 1.40% asset based charges and the investment charge for each STRATEGY. We converted the contract administration charge to a percentage using an assumed contract size of $30,000. The actual impact of this charge on your contract may differ from this percentage.

The examples in the last two columns assume that you invested $1,000 in a contract which earned 5% annually and that you withdrew your money at the end of a 1 year period and at the end of a 10 year period. For year 1, the total annual charges are assessed as well as the withdrawal charge. For year 10, the example reflects the total annual charges but there is no withdrawal charge. No premium taxes are assumed. Please see Section 5-Expenses of the prospectus for more detailed information regarding the fees and expenses incurred under the contract.


                                                                                            EXAMPLES
                                               Total Annual  Total Annual               Total      Total
                                                Insurance     Investment     Total    Expenses    Expenses
                                                 Related       Related      Annual    at end of  at end of
STRATEGY                                         Charges       Charges      Charges    1 YEAR     10 YEARS
Growth
Moderate Growth
Balanced Growth
Conservative Growth

6. TAXES

You will not be taxed on the earnings in your contract until you take the money out. If you take your money out before age 59 1/2, there may be a 10% tax penalty on the amount that is deemed to be income. In general, if you take money out, earnings come out first and are taxed as income.

7. ACCESS TO YOUR MONEY

You can take money out of your contract at any time during the Accumulation Phase. After the first year you can take out up to 10% of your total Purchase Payments each year without charge. Withdrawals in excess of the 10% will be assessed a withdrawal charge as described above. If you withdraw your entire contract value you will not receive the benefit of any free withdrawal amount. After a Purchase Payment has been in your contract for 7 full years, there is no withdrawal charge. Additionally, withdrawal charges are not assessed when a death benefit is paid. Of course, you may also have pay income tax and a 10% tax penalty may apply.

8. PERFORMANCE

The value of your contract will vary up or down depending upon the investment performance of the STRATEGY or STRATEGIES you select. As of the date of the prospectus, the sale of Seasons Variable Annuity had not begun. Therefore, no performance data is presented here.

9. DEATH BENEFIT

If you die before moving to the Income Phase of your contract, your Beneficiary will receive a death benefit. If you die before age 75, the death benefit will be the greater of: (1) the money you put into the contract less any withdrawals, charges and market value adjustments, accumulated at 3%; or (2) the current value of your contract. If you die after age 75, slightly different rules apply.

10. OTHER INFORMATION

OWNERSHIP: The contract is a flexible group deferred annuity contract. A group contract is issued to a contractholder, for the benefit of the participants in the group. You, as an owner of a contract, are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this Profile and the prospectus, the term contract refers to your certificate. In some states a flexible payment individual modified guaranteed and variable deferred annuity contract may be available instead, which is identical to the group contract described in this Profile and the prospectus except that it is issued directly to the individual owner.

FREE LOOK: You may cancel your contract within 10 days of receiving it (or whatever period is required by your state) by returning it to us. Your contract will be canceled as of the day we receive it and you will receive a refund of your contract value on that date, without assessment of a withdrawal charge. This may be more or less than your original Purchase Payment. You bear the investment risk during the free look period.

SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive periodic withdrawals during the Accumulation Phase. Any money you receive may be taxable income and a tax penalty might apply.

DOLLAR COST AVERAGING: If selected by you, this program allows you to invest a regular amount of your money into one or more of the STRATEGIES each month.

AUTOMATIC PAYMENT PLAN: You can make Purchase Payments directly from your bank account each month with as little as $50 per month.

11. INQUIRIES:

If you need more information contact us at:

Anchor National Life Insurance Company
Annuity Service Center
P.O. Box 54299
Los Angeles, California 90054-0299
800/445-SUN2

If sending a Purchase Payment, direct it to:

Anchor National Life Insurance Company
P.O. Box 100330
Pasadena, California 91189-00

                                                                        FLEXIBLE
                                                          GROUP DEFERRED ANNUITY
                                                                       issued by
                                                                VARIABLE ANNUITY
                                                                    ACCOUNT FIVE
                                                                             and
                                                            ANCHOR NATIONAL LIFE
                                                               INSURANCE COMPANY

The annuity contract has 9 investment choices - 5 fixed investment options which offer interest rates guaranteed by Anchor National for different periods of time and 4 variable investment STRATEGIES:

                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH

                  which invest in the underlying portfolios of
                             SEASONS SERIES TRUST,
                               VARIABLE INSURANCE
                                 PRODUCTS FUND
                                      and
                               VARIABLE INSURANCE
                                PRODUCTS FUND II

                              Seasons Series Trust
                                 is managed by:

                           JANUS CAPITAL CORPORATION
                       SUNAMERICA ASSET MANAGEMENT CORP.
                         T. ROWE PRICE ASSOCIATES, INC.
                         WELLINGTON MANAGEMENT COMPANY

                        Variable Insurance Products Fund
                                      and
                      Variable Insurance Products Fund II
                                are managed by:

                             FIDELITY MANAGEMENT &
                                RESEARCH COMPANY

       You can put your money into any one or all of the STRATEGIES and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Variable Annuity.

Additional information about the annuity contract described in this prospectus
is contained in the Statement of Additional Information dated            , 1996.
The Statement of Additional has been filed with the Securities and Exchange
Commission and is incorporated herein by reference. See page   for the table of
contents for the Statement of Additional Information.

For a free copy of the Statement of Additional Information, call us at 800/445-SUN2 or write us at: Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299

THE CONTRACTS OFFERED BY THIS PROSPECTUS INVOLVE RISK, INCLUDING LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
- ----------------------

Profile
Glossary.................................................          2
Fee Tables...............................................          3
           Owner Transaction Expenses....................          3
           Annual Separate Account Expenses..............          3
           Portfolio Expenses............................          3
Examples.................................................          4
1.         The Seasons Variable Annuity..................          5
2.         Annuity Income Options........................          5
           Options.......................................          5
           Allocation of Annuity Payments................          6
           Transfers During the Income Phase.............          6
           Deferment of Payments.........................          6
3.         Purchasing a Seasons Variable Annuity.........          6
           Allocation of Purchase Payments...............          6
           Accumulation Units............................          6
           Free Look Period..............................          7
4.         Investment Options............................          7
           STRATEGIES of the Separate Account............          7
           Voting Privileges.............................         10
           Substitution..................................         10
           Fixed Account Options.........................         10
           Transfers During the Accumulation Phase.......         10
5.         Expenses......................................         11
           Asset Based Charges...........................         11
           Contract Maintenance Charge...................         11
           Withdrawal Charge.............................         12
           Transfer Fee..................................         12
           Premium Taxes.................................         12
           Income Taxes..................................         12
6.         Taxes.........................................         12
           Annuity Contracts in General..................         12
           Tax Treatment of Distributions
           Non-Qualified Contracts.......................         13
           Tax Treatment of Distributions
           Qualified Contracts...........................         13
           Diversification...............................         13
7.         Access to Your Money..........................         13
           Suspension of Payments........................         14
           Minimum Contract Value........................         14
8.         Performance...................................         14
9.         Death Benefit.................................         14
           Death of the Annuitant........................         15
10.        Other Information.............................         15
           Anchor National...............................         15
           The Separate Account..........................         15
           The General Account...........................         16
           Distribution..................................         16
           Administration................................         16
           Other Information about Anchor National.......         16
           Financials....................................         19

GLOSSARY OF TERMS
- ----------------------

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them below:

ACCUMULATION PHASE -- The period during which you invest your money in the contract

ACCUMULATION UNITS -- A measurement we use to calculate the value of the variable portion of your contract during the accumulation phase.

ANNUITANT -- The person on whose life we base annuity payments.

ANNUITY DATE -- The date, selected by you, on which annuity payments begin.

BENEFICIARY (IES) -- The person(s) designated by you to receive any benefits under the contract if you or the Annuitant dies.

INCOME PHASE -- The period during which we make annuity payments to you.

NON-QUALIFIED (CONTRACT) -- A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account.

PURCHASE PAYMENTS -- The money you give us to buy a contract.

QUALIFIED (CONTRACT) -- A contract purchased with pre-tax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account.

STRATEGY(IES) -- A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each STRATEGY has its own investment objective and is invested in the underlying investment portfolios of Seasons Series Trust and Variable Insurance Products Fund II.

                      SEASONS VARIABLE ANNUITY FEE TABLES

OWNER TRANSACTION EXPENSES
- -----------------------------------

Withdrawal Charge as a percentage of Purchase Payments:

Year 1.........  7%           Year 5.........  4%
Year 2.........  6%           Year 6.........  3%
Year 3.........  6%           Year 7.........  2%
Year 4.........  5%

Contract Maintenance Charge........                             $35 each year

Transfer Fee.......................           No charge for first 4 transfers
                           each year; thereafter, the fee is $25 per transfer
                                              ($10 in Pennsylvania and Texas)

ANNUAL SEPARATE ACCOUNT EXPENSES
- ------------------------------------------
(as a percentage of daily net asset value)

Mortality Risk Charge...............................       0.90%
Expense Risk Charge.................................       0.35%
Distribution Expense Charge.........................       0.15%
                                                            ---
      Total Separate Account Expenses...............       1.40%

The Investment Portfolio Expenses table set forth below identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust, Variable Insurance Products Fund and Variable Insurance Products Fund II. Each contractholder within a STRATEGY will incur a portion of these total investment expenses in relation to the investment by such STRATEGY in the respective portfolio. The table entitled "Investment Portfolio Expenses by STRATEGY" which follows the table below identifies the total investment portfolio expenses by STRATEGY based upon the allocation of contract values within each STRATEGY to the underlying investment portfolios after the quarterly rebalancing described on page 10. However, the actual investment portfolio expenses incurred by contractholders within a STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which such STRATEGY is invested.

                         INVESTMENT PORTFOLIO EXPENSES
    (as a percentage of daily net asset value of each investment portfolio)*
         --------------------------------------------------------------

                                                           MANAGEMENT          OTHER           TOTAL ANNUAL
                                                              FEE            EXPENSES            EXPENSES
- ----------------------------------------------------------------------------------------------------------------
    Multi-Managed Growth                                      .89
    Multi-Managed Moderate Growth                             .87
    Multi-Managed Income/Equity                               .85
    Multi-Managed Income                                      .83
    T. Rowe Price Stock                                       .85
    Fidelity Asset Manager: Growth                            .71                  .29                1.00
    Fidelity Equity-Income                                    .51                  .10                 .61
    Fidelity Overseas                                         .76                  .15                 .91
- ----------------------------------------------------------------------------------------------------------------
  * The percentages set forth above for the first five portfolios are based on estimated amounts for the current fiscal year.
  The percentages set forth above for the Asset Manager: Growth, Equity-Income and Overseas Portfolios are based on its fiscal year ended 12/31/95.

THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST, VARIABLE INSURANCE PRODUCTS FUND AND VARIABLE INSURANCE PRODUCTS FUND II. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION AND DISCLAIM ALL LIABILITY FOR ANY CLAIM, LOSS OR EXPENSE RESULTING FROM ANY INACCURATE INFORMATION.

                   INVESTMENT PORTFOLIO EXPENSES BY STRATEGY
  (based on the total annual expenses of the underlying investment portfolios reflected above)
- --------------------------------------------------------------------------------

                                                   MANAGEMENT        OTHER       TOTAL ANNUAL
                                                      FEE          EXPENSES        EXPENSES
- ------------------------------------------------------------------------------------------------
  STRATEGY
    Growth                                            .82
    Moderate Growth                                   .81
    Balanced Growth                                   .80
    Conservative Growth                               .78
- ------------------------------------------------------------------------------------------------

EXAMPLES

You will pay the following expenses on a $1,000 investment in each STRATEGY, assuming a 5% annual return on assets and:

  (a) surrender of the contract at the end of the stated time period;
  (b) if the contract is not surrendered or annuitized.

                                                         TIME PERIODS
STRATEGY                                              1 YEAR     3 YEARS
Growth                                               (a)        (a)
                                                     (b)        (b)

Moderate Growth                                      (a)        (a)
                                                     (b)        (b)

Balanced Growth                                      (a)        (a)
                                                     (b)        (b)

Conservative Growth                                  (a)        (a)
                                                     (b)        (b)

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses and investment portfolio expenses by STRATEGY.
2. For certain investment portfolios in which the STRATEGIES invest, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each investment portfolio's average net assets: ________________________________________ The adviser also may voluntarily waive or reimburse additional amounts to increase an investment portfolios' investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within the following two years, provided that the investment portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.
3. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.
4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

AS OF THE DATE OF THIS PROSPECTUS, THE SALE OF THE CONTRACTS HAD NOT BEGUN AND THE STRATEGIES DID NOT HAVE ANY ASSETS. THEREFORE, NO CONDENSED FINANCIAL INFORMATION IS PRESENTED HERE.

1. THE SEASONS VARIABLE ANNUITY

An annuity is a contract between you, the owner, and an insurance company which provides tax deferral for your earnings, as well as a death benefit and guaranteed income in the form of annuity payments beginning on a date you select. Until you decide to begin receiving annuity payments, your annuity is in the Accumulation Phase. If you die during the Accumulation Phase, the insurance company guarantees a death benefit to your Beneficiary. The Seasons Variable Annuity is issued by Anchor National Life Insurance Company.

During the Accumulation Phase, your annuity benefits from tax deferral. This means your earnings accumulate on a tax-deferred basis until you take money out of your contract. The Income Phase occurs when you begin to receive annuity payments. You select the date on which annuity payments are to begin.

The contract is called a variable annuity because you can choose among four variable investment STRATEGIES, which invest in underlying investment portfolios managed by five investment managers. Depending upon market conditions, you can make or lose money in any of these STRATEGIES. If you allocate money to the STRATEGIES, the amount of money you are able to accumulate in your contract during the Accumulation Phase depends upon the investment performance of the STRATEGIES you select. The amount of the annuity payments you receive during the Income Phase from the variable portion of your contract also depends upon the investment performance of the STRATEGIES you select for the Income Phase.

The contract also contains five fixed investment options. Your money will earn interest at the rate guaranteed by us for the period of time you agree to leave your money in the fixed investment option. We currently offer fixed investment options for periods of one, three, five, seven and ten years. If you allocate money to a fixed investment option, the amount of money you are able to accumulate in your contract during the Accumulation Phase depends upon the total interest credited to your contract. The amount of annuity payments you receive during the Income Phase from the fixed portion of your contract will remain level for the entire Income Phase.

2. ANNUITY INCOME OPTIONS

When you switch to the Income Phase, you will receive regular income payments under the contract. You can choose to have your annuity payments sent to you by check or electronically wired to your bank.

You select the date on which annuity payments are to begin, which must be the first day of a month at least two years after the date of your contract. We call this the Annuity Date. You may change your Annuity Date at least seven days prior to the date that your payments are to begin. Annuity payments must begin by the later of your 90th birthday or ten years after the date of your contract. We call this the Latest Annuity Date. If no Annuity Date is selected we will begin payments based on the latest Annuity Date.

You may change the Annuitant at any time prior to the Annuity Date. You may also designate a second person on whose life annuity payments are based. If the Annuitant dies before the Annuity Date, you must notify us and designate a new Annuitant.

Options
- ------

The contract offers 5 annuity options. Other annuity options may be available in the future.

                             OPTION 1 - LIFE INCOME

Under this option, we will make monthly annuity payments as long as the Annuitant is alive. Annuity payments stop when the Annuitant dies.

                     OPTION 2 - JOINT AND SURVIVOR ANNUITY

Under this option, we will make monthly annuity payments as long as the Annuitant and a designated second person are alive. Upon the death of either person, we will continue to make annuity payments so long as the survivor continues to live. You choose the amount of the annuity payments to the survivor, which can be equal to 100%, 66.66% or 50% of the full amount. Annuity payments stop upon the death of the survivor.

  OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY - 120 MONTHLY PAYMENTS GUARANTEED

This option is similar to option 2 above, with the additional guarantee that payments will be made for at least 120 months. If the Annuitant and survivor die before all guaranteed payments have been made, the rest will be made to the Beneficiary.

      OPTION 4 - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

This option is similar to option 1 above, with the additional guarantee that payments will be made for at least 120 or 240 months, as selected by you. Under this option, if the Annuitant dies before all guaranteed payments have been made, the rest will be made to the Beneficiary.

                    OPTION 5 - INCOME FOR A SPECIFIED PERIOD

Under this option, we will make monthly annuity payments for any period of time from 5 to 30 years, as selected by you. However, the period must be for full 12 month periods.

If you do not choose an annuity option, annuity payments will be made in accordance with Option 4 for 120 months. If the annuity payments are for joint lives, then we will make payments in accordance with Option 3. If permitted by state law, we may pay the annuity in one lump sum if your contract is less than $5,000. Likewise, if your annuity payments would be less than $50 a month, we have the right to change the frequency of your payment to be quarterly, semiannual or annual so that your annuity payments are at least $50. Annuity payments will be made to you unless you designate another person to receive them. In that case, you must notify us in writing at least 30 days before the Annuity Date.

Allocation of Annuity Payments
- ---------------------------

On the Annuity Date, if your money is invested in a fixed investment option(s), your annuity payments will be fixed in amount. If your money is invested in a STRATEGY(IES), your annuity payments will vary depending on the investment performance of the STRATEGY(IES) you select. If you have money in the fixed and variable investment options, your annuity payments will be based on the respective allocations.

                           VARIABLE ANNUITY PAYMENTS

If you choose to have any portion of your annuity payments come from the STRATEGIES, the dollar amount of your payment will depend upon 3 things: (1) the value of your contract in the STRATEGIES on the Annuity Date, (2) the 3.5% assumed investment rate used in the annuity table for the contract and (3) the performance of the STRATEGIES you selected. If the actual performance exceeds the 3.5% assumed rate, your annuity payments will increase. Similarly, if the actual rate is less than 3.5%, your annuity payments will decrease. The Statement of Additional Information contains detailed information and sample calculations.

Transfers During the Income Phase
- ------------------------------

You may transfer money among the STRATEGIES during the Income Phase. Transfers are subject to the same limitations as transfers during the Accumulation Phase. However, you may not transfer money from the fixed account into the STRATEGIES or from the STRATEGIES into the fixed account.

Deferment of Payments
- --------------------

We may defer making fixed payments for up to six months, or less if required by state law. Interest will be credited to you during the deferral period.

3. PURCHASING A SEASONS VARIABLE ANNUITY

A Purchase Payment is the money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it. You can purchase a Non-Qualified contract with a minimum initial investment of $5,000 and a Qualified contract with a minimum initial investment of $2,000. The maximum we accept is $1,000,000 without prior approval. Payments in amounts of $500 or more may be added to your contract at any time during the Accumulation Phase. You can make scheduled subsequent Purchase Payments of $50 or more per month by enrolling in the Automatic Payment Plan.

We may refuse any Purchase Payment. In general, we will not issue a Non-Qualified contract to anyone who is age 90 or older or a Qualified contract to anyone who is age 70 1/2 or older.

Allocation of Purchase Payments
- ----------------------------

When you purchase a contract, you will allocate your Purchase Payment to one or more of the STRATEGIES and/or the fixed investment options. You should specify your investment allocations on the contract application. If you make additional Purchase Payments, we will allocate them the same way as your first Purchase Payment unless you tell us otherwise.

Once we receive your Purchase Payment and the necessary information to process your application at our principal place of business, we will issue your contract and allocate your first Purchase Payment within two business days. If you do not give us all the information we need, we will contact you to obtain it. If we are unable to complete this process within five business days, we will either send back your money or get your permission to keep it until we get all the necessary information.

Accumulation Units
- -----------------

The value of the variable portion of your contract will go up or down depending upon the investment performance of the STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units. An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each STRATEGY after the NYSE closes each day. We do this by:

    (1) determining the total value of money invested in the particular
        STRATEGY;

    (2) subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

    (3) dividing this amount by the number of outstanding Accumulation Units.

The value of an Accumulation Unit may go up or down from day to day. When you make a Purchase Payment, we credit your contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount of the Purchase Payment allocated to a STRATEGY by the value of the Accumulation Unit for that STRATEGY.

    Example:

    We receive a $25,000 Purchase Payment from you on Wednesday. You want the money to go to the Moderate Growth STRATEGY. We determine that the value of an Accumulation Unit for the Moderate Growth STRATEGY is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.252 Accumulation Units for the Moderate Growth STRATEGY.
Free Look Period
- ---------------

If you change your mind about owning the contract, you can cancel it within 10 days after receiving it (or longer if required by state law) by mailing it back to our Annuity Service Center. You will receive back whatever your contract is worth on the day we receive your request. Its value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.

4. INVESTMENT OPTIONS

The contract offers variable investment options which we call STRATEGIES and fixed investment options. The contract was designed to meet your varying investment needs over time, which can be achieved by using the STRATEGIES alone or in concert with the fixed investment options in order to lower the risk associated with investing only in a variable investment option.

STRATEGIES of the Separate Account
- ----------------------------------

The contract offers four multi-manager variable investment STRATEGIES, each with a different investment objective. The STRATEGIES are designed to meet your investment needs over time and considering factors such as your age, goals and risk tolerance. However, each STRATEGY is designed to achieve different levels of growth over time.

Each STRATEGY invests in up to five underlying investment portfolios, which will vary depending on the objective of the STRATEGY. The underlying investment portfolios are portfolios of Seasons Series Trust, Variable Insurance Products Fund and Variable Insurance Products Fund II.

Seasons Series Trust is managed by SunAmerica Asset Management Corp. ("SAAMCo."), which is affiliated with Anchor National. SAAMCo. has engaged sub-advisers to provide investment advice for certain investment portfolios.

The underlying investment portfolios of Seasons Series Trust include the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios") and the T. Rowe Price Stock Portfolio.

All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Corporation, a balanced component managed by SAAMCo. and a fixed income component managed by Wellington Management Company. The Growth STRATEGY and the Moderate Growth STRATEGY also have an aggressive growth component which is managed by SAAMCo. The percentage that any one of these components represents in the Multi-Managed Portfolios varies in accordance with each STRATEGY's objective. The T. Rowe Price Stock Portfolio is managed by T. Rowe Price Associates, Inc.

Variable Insurance Products Fund and Variable Insurance Products Fund II are managed by Fidelity Management & Research Company. The underlying investment portfolios include the Asset Manager: Growth, Equity-Income and Overseas Portfolios.

YOU SHOULD READ THE PROSPECTUSES FOR SEASONS SERIES TRUST, VARIABLE INSURANCE PRODUCTS FUND AND VARIABLE INSURANCE PRODUCTS FUND II CAREFULLY BEFORE INVESTING. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS AND ARE ATTACHED TO THIS PROSPECTUS.

Each STRATEGY uses an asset allocation investment approach to achieve its objective and allocates your money into underlying investment portfolios which invest in a combination of stocks, both domestic and international, bonds and cash. Although the asset mix within each STRATEGY will vary over time, each STRATEGY has a neutral asset allocation mix, including a cash component in order to reflect the anticipated cash holdings required to rebalance each STRATEGY quarterly, as reflected on the following pages. Additionally, after the quarterly rebalancing described on page 10, the contract value within each STRATEGY will be allocated to the various underlying investment portfolios in the percentages identified on the following pages.

                                     GROWTH

GOAL: Long-term growth of capital, allocating its assets primarily to stocks. This STRATEGY may be best suited for those with longer periods to invest.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           80%
Bonds            15%
Cash              5%

                  UNDERLYING INVESTMENT PORTFOLIOS & MANAGERS

Manager: Fidelity Management & Research Company

Asset Manager: Growth                            10%
Equity--Income                                   10%
Overseas                                          5%

Manager: T. Rowe Price Associates, Inc.

T. Rowe Price Stock                              25%

Managers:
Janus Capital Corporation
SunAmerica Asset Management Corp.
Wellington Management Company

Multi-Managed Growth                             50%

                                MODERATE GROWTH

GOAL: Growth of capital through investments in equities, with a secondary objective of conservation of principal by allocating more of its assets to bonds than the Growth STRATEGY. This STRATEGY may be best suited for those nearing retirement years but still earning income.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           70%
Bonds            25%
Cash              5%

                  UNDERLYING INVESTMENT PORTFOLIOS & MANAGERS

Manager: Fidelity Management & Research Company

Asset Manager: Growth                            10%
Equity--Income                                   10%
Overseas                                          5%

Manager: T. Rowe Price Associates, Inc.

T. Rowe Price Stock                              20%

Managers:
Janus Capital Corporation
SunAmerica Asset Management Corp.
Wellington Management Company

Multi-Managed Moderate Growth                    55%

                                BALANCED GROWTH

Goal: Focuses on conservation of principal by investing in a more balanced weighting of stocks and bonds, with a secondary objective of seeking a high total return. This STRATEGY may be best suited for those approaching retirement and with less tolerance for investment risk.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           55%
Bonds            40%
Cash              5%

                  UNDERLYING INVESTMENT PORTFOLIOS & MANAGERS

Manager: Fidelity Management & Research Company

Asset Manager: Growth                            10%
Equity--Income                                   10%
Overseas                                          5%

Manager: T. Rowe Price Associates, Inc.

T. Rowe Price Stock                              20%

Managers:
Janus Capital Corporation
SunAmerica Asset Management Corp.
Wellington Management Company

Multi-Managed Income/Equity                      55%

                              CONSERVATIVE GROWTH

Goal: Capital preservation while maintaining some potential for growth over the long term. This STRATEGY may be best suited for those with lower investment risk tolerance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           39%
Bonds            56%
Cash              5%

                  UNDERLYING INVESTMENT PORTFOLIOS & MANAGERS

Manager: Fidelity Management & Research Company

Asset Manager: Growth                            15%
Equity--Income                                   10%

Manager: T. Rowe Price Associates, Inc.

T. Rowe Price Stock                              15%

Managers:
Janus Capital Corporation
SunAmerica Asset Management Corp.
Wellington Management Company

Multi-Managed Income                             60%

                              STRATEGY REBALANCING

Each STRATEGY was designed to meet its investment objective by allocating a portion of your money to up to five different investment portfolios. In order to maintain the mix of investment portfolios consistent with each STRATEGY's objective, each STRATEGY within your contract will be rebalanced on the first business day of each quarter so that it is allocated among the various investment portfolios according to the percentages set forth on pages 8 and 9. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. Rebalancing your contract may involve shifting assets out of better performing investments into an investment with relatively lower returns.

Voting Privileges
- --------------

Anchor National is the legal owner of the shares of the underlying portfolios in which each STRATEGY invests. However, when one of these investment portfolios solicits proxies in conjunction with a vote of shareholders, we are required to obtain from you instructions as to how to vote those shares. When we receive those instructions, we will vote all of the shares we own in proportion to those instructions. This will also include any shares that we own on our behalf. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

Substitution
- ----------

If any of the underlying investment portfolios is no longer available, we may be required to substitute shares of another investment portfolio. We will seek any required prior approval of the SEC and give you notice before doing this.

Fixed Account Options
- --------------------

The contract also offers five fixed investment options. Anchor National will guarantee the interest rate earned on money you invest in any of these fixed investment options. We currently offer fixed investment options for periods of one, three, five, seven and ten years. We call these Guarantee Periods. Interest rates offered for the Guarantee Periods will differ from time to time due to changes in market conditions but will not be less than 3%. The interest rate offered for a particular Guarantee Period for new Purchase Payments may differ from the interest rate offered for money already invested in the contract. Additionally, we may offer a different interest for the one year fixed option for individuals participating in the Dollar Cost Averaging Program. Interest rates established for Guarantee Periods will not change during the term of that period.

You may reallocate money to a fixed investment option or to any of the STRATEGIES after the end of the Guarantee Period. However, if you do not give us different instructions within 30 days after the end of your Guarantee Period, we will keep your money in the fixed account for the same Guarantee Period you previously selected. You will receive the interest rate then in effect for that Guarantee Period.

                            MARKET VALUE ADJUSTMENT

THE FOLLOWING DISCUSSION APPLIES TO MONIES YOU PUT INTO THE THREE, FIVE, SEVEN AND TEN YEAR FIXED INVESTMENT OPTIONS ONLY.

If you take your money out of a fixed investment option (whether by withdrawal, transfer or annuitization) before the end of the Guarantee Period, we will make an adjustment to the value of your contract. We call this adjustment a Market Value Adjustment. The Market Value Adjustment reflects the differing interest rate environments between the time you put your money into the fixed account and the time you take your money out of the fixed account. The adjustment can increase or decrease the value of your contract.

We calculate the Market Value Adjustment by comparing the interest rate you received on the money you put into the fixed account against the interest rate we are currently offering to contract owners for the period of time remaining in the Guarantee Period.

Generally, if interest rates have dropped between the time you put your money into the fixed account and the time you take it out, there will be a positive adjustment to the value of your contract. Conversely, if interest rates have increased between the time you put your money into the fixed account and the time you take it out, there will be a negative adjustment to the value of your contract.

If the Market Value Adjustment is negative, it will be assessed first against any remaining money allocated to the fixed account out of which you took your money and then against the amount of money you take out of the fixed account. If the Market Value Adjustment is positive, it will be added to the amount you take out of the fixed account.

Appendix A provides more information about how we calculate the Market Value Adjustment and gives some examples of the impact of the adjustment.

The one year fixed option is not registered under the Securities Act of 1933 and is not subject to other provisions of the Investment Company Act of 1940.

Transfers During the Accumulation Phase
- ------------------------------------

You can transfer money among the STRATEGIES and the fixed investment options by written request or by telephone. You can make four transfers every year without charge. We measure a year from the anniversary of the day we issued your contract. If you make more than four transfers in a year, there is a $25 transfer fee per transfer ($10 in Pennsylvania and Texas).

The minimum amount you can transfer is $500 or such lesser amount if you transfer the entire balance from a STRATEGY or a fixed investment option. If any money will remain in a STRATEGY or fixed investment option after making a transfer, it must be at least $500. Your request for transfer must clearly state which STRATEGY(IES) and/or fixed investment option(s) are involved and the amount you want to transfer.

We will accept transfers by telephone unless you specify otherwise on your contract application. We have in place procedures to provide reasonable assurance that instructions given to us by telephone are genuine. Thus, we disclaim all liability for any claim, loss or expense from any error. If we fail to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

                         DOLLAR COST AVERAGING PROGRAM

The Dollar Cost Averaging Program allows you to systematically transfer a set percentage or fixed dollar amount of at least $500 from the one year fixed option to any STRATEGY. You can also select to transfer the entire value in the one year fixed option in a stated number of transfers. Transfers may be monthly, quarterly, semi-annual or annual. You can change the amount or frequency at any time by notifying us in writing.

By allocating amounts on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. However, there is no assurance that you will earn a greater profit. You are still subject to loss in a declining market.

Transfers under this program are not counted against your four free transfers per year. We reserve the right to modify, suspend or terminate this program at any time.

5. EXPENSES

There are charges and other expenses associated with the contract that relate to both the insurance features of your contract and the investment features of your contract. These charges will reduce your investment return

If you have money allocated to the STRATEGIES, there are deductions from and expenses paid out of the assets of the various underlying investment portfolios. These investment charges are summarized in the Fee Tables on pages 3 and 4. For more detailed information, you should refer to the prospectuses for Seasons Series Trust and the Variable Insurance Products Fund II.

The charges associated with the insurance features of your contract are described in the following paragraphs.

Asset Based Charges
- ------------------

Each day, we make a deduction for asset based charges from amounts allocated to the STRATEGIES. This is done as part of our calculation of the values of the Accumulation Units and Annuity Units during the Accumulation Phase and the Income Phase, respectively. The asset based charges consist of the Mortality and Expense Risk Charge and the Distribution Expense Charge. There are no asset based charges deducted from your contract (if any) allocated to a fixed investment option (s).

                       MORTALITY AND EXPENSE RISK CHARGE

This charge is equal, on an annual basis, to 1.25% of the daily value of the contract invested in a STRATEGY. This charge is for our obligation to make annuity payments, to provide a death benefit and for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. Approximately .90% is for mortality risks and .35% is for expense risks. If the charges under the contract are not sufficient, we will bear the loss. We will not increase this charge. We may use any profits from this charge to pay for the costs of distributing the contract.

                          DISTRIBUTION EXPENSE CHARGE

This charge is equal, on an annual basis, to .15% of the daily value of the contract invested in a STRATEGY. This charge is for all expenses associated with the distribution of the contract. These expenses include preparing the contract, confirmations and statements, providing sales support, and maintaining contract records. If this charge is not enough to cover the costs of distributing the contract, we will bear the loss.

Contract Maintenance Charge
- --------------------------

During the Accumulation Phase, every year on the anniversary of the date when your contract was issued, we deduct $35 from the value of your contract as a contract maintenance charge. This charge is for expenses incurred to establish and maintain your contract. This charge cannot be increased. If you make a complete withdrawal from your contract, the contract maintenance charge will be deducted prior to the withdrawal.

We will not deduct the contract maintenance charge if, when the deduction is to be made, the value of your contract is $50,000 or more. We may discontinue this practice at some point in the future.

Withdrawal Charge
- ----------------

During the Accumulation Phase, you can make withdrawals from your contract. Each year, after the first contract year, you can withdraw up to 10% of your total Purchase Payments made more than one year before the time you want to make a withdrawal and that have not previously been withdrawn, without incurring any withdrawal charge. If you withdraw more than 10% of your Purchase Payments, we assess a withdrawal charge.

We keep track of each Purchase Payment and assess a charge based on the length of time a Purchase Payment is in your contract before being withdrawn. After a Purchase Payment has been in your contract for seven years, there is no withdrawal charge applicable.

The withdrawal charge is assessed as a percentage of the Purchase Payment you are withdrawing, which declines each year the Purchase Payment is in the contract as follows:

Year 1.........  7%           Year 5.........  4%
Year 2.........  6%           Year 6.........  3%
Year 3.........  6%           Year 7.........  2%
Year 4.........  5%

For purposes of calculating the withdrawal charge, we treat withdrawals as coming from the oldest Purchase Payment first. However, for tax purposes, withdrawals are considered to have come from the last money into the contract. Thus, for tax purposes, earnings are considered to come out first. If the withdrawal is for only part of the contract, we will deduct the withdrawal charge from the remaining value in your contract.

We will not assess any withdrawal charges for withdrawals to pay contract charges, a death benefit or for annuity payments during the Income Phase.

               REDUCTION OR ELIMINATION OF THE WITHDRAWAL CHARGE

We will reduce or eliminate the amount of the withdrawal charge when a contract is sold under circumstances which reduce sales expenses. We will consider such factors as the size of the group buying the contract, the total amount of Purchase Payments we expect to receive from the group, whether there was a preexisting relationship with us and other circumstances we believe are relevant.

Transfer Fee
- ----------

You can make four free transfers every year. We measure a year from the day we issue your contract. If you make more than four transfers a year, we will deduct a $25 transfer fee per transfer ($10 in Pennsylvania and Texas). If the transfer is part of the Dollar Cost Averaging Program, it will not count against your four free transfers per year.

Premium Taxes
- -------------

We are responsible for the payment of premium taxes charged by a limited number of states and will make a deduction from your contract for them. These taxes are due either when the contract is issued or when annuity payments begin. It is our current practice not to charge you for these taxes until annuity payments begin or when a withdrawal is made. In the future, we may discontinue this practice and assess the tax when it is due or upon the payment of the death benefit.

Income Taxes
- -----------

Although we do not currently deduct any income taxes borne under your contract, we reserve the right to do so in the future.

6. TAXES

NOTE: WE HAVE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT INTENDED AS TAX ADVICE. YOU ARE CAUTIONED TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF THE ANNUITY.

Annuity Contracts in General
- -------------------------

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, you will not be taxed on the earnings on the money held in your annuity contract until you take the money out. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, specially sponsored program or an individual retirement account, your contract is referred to as a Non-Qualified contract and receives different tax treatment than a Qualified contract. Your cost basis in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost-basis in your contract.

If you purchase your contract under a pension plan, specially sponsored program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of Qualified plans are: Individual Retirement Annuities, Tax-sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore you have no cost-basis in your contract.

Tax Treatment of Distributions-Non-Qualified Contracts
- ------------------------------------------------

If you make a withdrawal from your contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, a portion of each payment is considered a return of your Purchase Payment and will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC further provides for a 10% tax penalty on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after you reach age 59 1/2; (2) after you die; (3) after you become disabled (as described in the IRC); (4) in a series of substantially equal installments made for the life of the taxpayer or for the joint lives of the taxpayer and his or her Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

Tax Treatment of Distributions-Qualified Contracts
- --------------------------------------------

Generally, you have not paid any taxes on the Purchase Payments used to buy your contract or on any earnings and therefore any amount you take out as a withdrawal or as annuity payments will be taxable income. The IRC further provides for a 10% tax penalty on any withdrawal or annuitization other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for the life of the taxpayer or for the joint lives of the taxpayer and his or her Beneficiary; and, except in the case of an IRA as to the following (5) after you separate from service after attaining age 55; (6) to you to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; and (7) paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments made by owners from certain Tax-sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) in the case of hardship. In the case of hardship, the owner can only withdraw Purchase Payments and not any earnings.

Diversification
- ------------

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity in order to be treated as a variable annuity for tax purposes. We believe that the underlying investment portfolios are being managed so as to comply with these requirements.

Neither the IRC nor any guidelines issued in conjunction with the IRC provide guidance regarding when you, because of the degree of control you exercise over the way your money is invested, and not Anchor National, would be considered the owner of the shares of the underlying investment portfolios. It is unknown to what extent the ability to select investments, make transfers among portfolios or choose from a wide selection of investment options will ultimately impact this issue. If guidance is provided, generally it would be applied prospectively. However, if such guidance is not considered a new position, it may be applied retroactively. Due to the uncertainty is this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

7. ACCESS TO YOUR MONEY

Under your contract you have access to your money in the following ways: (1) by making a withdrawal during the Accumulation Phase, either for a part of the value of your contract or for the entire value of your contract; (2) by receiving annuity payments during the Income Phase; and (3) when a death benefit is paid to your Beneficiary.

Generally, withdrawals are subject to a withdrawal charge, a market value adjustment if the money withdrawn comes from the multi-year fixed investment options and, if you withdraw your full contract value, premium taxes and a contract maintenance charge. (See Section 5 - Expenses for more complete information.)

If you make a complete withdrawal you will receive the value of your contract, less any applicable fees, charges and market value adjustments, as of the day following receipt by us of a complete request to make such a withdrawal. In order to make a complete withdrawal, you must return the contract to us.

Under most circumstances, partial withdrawals must be for a minimum of $1000, unless you are withdrawing the entire dollar value from a STATEGY or fixed investment option. If any money will remain in a STRATEGY or fixed investment option after a withdrawal, it must be at least $500. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each STRATEGY and fixed investment option in which your contract is invested. You must send a written withdrawal request to us prior to any withdrawal being made.

                         SYSTEMATIC WITHDRAWAL PROGRAM

This program lets you withdraw up to 10% of the Purchase Payments you make each year without incurring a withdrawal charge. Any withdrawals you make using this program count against your annual 10% free withdrawal described in Section 5--Expenses. After your Purchase Payments are no longer subject to a withdrawal charge, this program can be used to withdraw more of your money. Each withdrawal under this program must be at least $250. You can have these withdrawals electronically wired to your bank account. The same minimum balance requirements described above apply. Any money you receive may be taxable income and a tax penalty may apply.

This program is not available to everyone, so please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

Suspension of Payments
- --------------------

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the New York Stock Exchange is closed (other than a customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the investment portfolios is not reasonably practicable; 4) the Securities and Exchange Commission, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from the fixed account for the period permitted by law but not for more than six months.

Minimum Contract Value
- ----------------------

Where permitted by state law, we may terminate your contract if it is less than $500 as a result of withdrawals and no Purchase Payments have been made during the past three years. We will provide you with sixty days written notice and distribute the contract's remaining value to you.

WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENTS, INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE.

8. PERFORMANCE

From time to time we will advertise the performance of the STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.

For each STRATEGY we will show performance against a comparison index which is made up of the S&P 500 Index, the Lehman Brothers Corporate/Government Index and the Lipper Money Market Index. The comparison index will blend the referenced indices in proportion to the neutral allocation of stocks, bonds and cash within each STRATEGY as indicated on pages 8 and 9 of this prospectus.

Additionally, we may show performance of each STRATEGY in comparison to various appropriate indexes and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and Variable Annuity Reporting Data Service.

At times Anchor National may also advertise the ratings and other information assigned to it by independent rating organizations such as A.M. Best Company ("A.M. Best"), Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion on the financial strength and performance of Anchor National in comparison to other companies in the life/health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues and do not measure the ability of such companies to meet other non-policy obligations.

Please see the Statement of Additional Information for additional information regarding the methods used to calculate performance data.

9. DEATH BENEFIT

If you die before beginning the Income Phase of your contract, we will pay a death benefit to your Beneficiary.

Prior to you, or, if there is a spouse who is a joint owner, the younger of the two, reaching age 75, the death benefit will be equal to the greater of:

1. Total Purchase Payments less any withdrawals and applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until the date of death, less any withdrawals made after the date of death; or

2.  The value of your contract at the time the death benefit is paid.

After you reach age 75, the death benefit will be the greater of:

1. Total Purchase Payments less any withdrawals and applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until you reach age 75, plus any subsequent Purchase Payments, less any withdrawals and applicable charges and taxes; or

2.  The value of your contract at the time the death benefit is paid.

The entire death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an annuity. If the Beneficiary elects an annuity option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract at the then current value.

The death benefit will be paid out when we receive adequate proof of death. If the Beneficiary does not make a specific election within 60 days of our receipt of such proof of death, the death benefit will be paid in a lump sum.

You may select a Beneficiary to receive the death benefit. You may change the Beneficiary at anytime before the Income Phase begins, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Death of the Annuitant
- --------------------

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the Annuitant will be treated as the death of the owner and no new Annuitant may be named.

Your Beneficiary will receive the value of any annuity payments which we are obligated to make under options 3,4 and 5 as described in Section 3 - Annuity Payment Options, if you die before the total annuity payments are made.

10. OTHER INFORMATION

Anchor National
- --------------

Anchor National is a stock life insurance company domiciled under the laws of the state of Arizona. Its principal business address is 1 SunAmerica Center, Los Angeles, California 90067-6022. Anchor National conducts business in the District of Columbia and in all states except New York. Anchor National is an indirect wholly owned subsidiary of SunAmerica Inc., a Maryland corporation.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, CalFarm Life Insurance Company, Ford Life Insurance Company, SunAmerica Asset Management Corp., Imperial Premium Finance, Inc., Resources Trust Company and three broker-dealers, offer a full line of financial services, including fixed and variable annuities, mutual funds,
premium finance and trust administration services. As of            , 1996,
Anchor National had $   billion in assets while SunAmerica Inc., Anchor
National's ultimate parent, together with its subsidiaries, held $   billion of
assets, consisting of $   billion of assets owned, $   billion of assets managed
in mutual funds and private accounts, and $   billion under custody in
retirement trust accounts.

The Separate Account
- -------------------

Anchor National established a separate account, Variable Annuity Account Five (Separate Account), under Arizona law on July 3, 1996. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business Anchor National may conduct. Income, gains and losses (realized and unrealized) resulting from the assets in the Separate Account are credited to or charged against the Separate Account.

                                   CUSTODIAN

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. We pay State Street Bank for services based on a schedule of fees.

                      STATEMENT OF ADDITIONAL INFORMATION

Additional information concerning the operations of the Separate Account is contained in a Statement of Additional

Information, which is available without charge upon written request to us at our Annuity Service Center at the address provided in the Profile preceding this prospectus.

                           TABLE OF CONTENTS FOR THE
                      STATEMENT OF ADDITIONAL INFORMATION

                                                          PAGE
                                                          -----
Separate Account.....................................
General Account......................................
Performance Date.....................................
Annuity Unit Values..................................
Annuity Payments.....................................
Taxes................................................
Distribution of Contracts............................
Financial Statements.................................

The General Account
- ------------------

If you put your money into a fixed investment option it goes into Anchor National's general account (General Account). The General Account is made up of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the General Account are chargeable with the claims of any Anchor National contract holder, as well as all creditors. The General Account is invested in assets permitted by state insurance law.

Distribution
- ----------

The contract is sold through registered representatives of broker-dealers. We pay commissions to registered representatives for the sale of contracts. Commissions are not expected to exceed 7.25% of your Purchase Payment. Under some circumstances we pay a persistency bonus in addition to standard commissions. Usually the standard commission is lower when we pay a persistency bonus, which is not anticipated to exceed 1.00% annually.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York, 10017, acts as the distributor of the contracts. SunAmerica Capital Services, Inc. is an affiliate of Anchor National.

Administration
- ------------

We are responsible for all the administrative servicing of your contract. Please contact Anchor National's Annuity Service Center at the telephone number and address provided in the Profile of this prospectus if you have any comment, question or service request.

We will send out transaction confirmations and quarterly statements. Please review these documents carefully and notify us of any questions immediately. We will investigate all questions and, to the extent we have made an error, we will retroactively adjust your contract provided you have notified us within 30 days of receiving the transaction confirmation or quarterly statement, as applicable. All other adjustments will be made as of the time we receive notice of the error.

Other Information about Anchor National
- -------------------------------------

Anchor National is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by the Company can be inspected and copied; and copies can be obtained at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices in Chicago and New York. The addresses of these regional offices are as follows:
500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the SEC at prescribed rates.

Registration statements have been filed with the SEC, Washington, D.C., under the Securities Act of 1933 as amended, with respect to the contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statements and the exhibits filed as part of the registration statements, to all of which reference is hereby made for further information concerning the Separate Account, Anchor National and its general account, the investment portfolios and the contract. Statements found in this prospectus as to the terms of the contracts and other legal instruments are summaries, and reference is made to such instruments as filed.

                                   PROPERTIES

Anchor National's principal office is leased at 1 SunAmerica Center, Los Angeles, California, 90067-6022. We also lease office space in Torrance, California for recordkeeping and data processing functions. Anchor National's broker-dealer subsidiaries lease office space in New York, New York.

                                STATE REGULATION

Anchor National is subject to regulation and supervision by the states in which it is authorized to transact business. State insurance laws establish supervisory agencies with broad administrative and supervisory powers relating to granting and revoking licenses to transact business, regulating marketing and other trade practices, operating guaranty associations, licensing agents, approving policy forms, regulating certain premium rates, regulating insurance holding company systems, establishing reserve requirements, prescribing the form and content of required financial statements and reports, performing financial and other examinations, determining the reasonableness and adequacy of statutory capital and surplus, regulating the type and amount of investments permitted, limiting the amount of dividends that can be paid and the size of transactions that can be consummated without first obtaining regulatory approval and other related matters.

During the last decade, the insurance regulatory framework has been placed under increased scrutiny by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). Various states have considered or enacted legislation that changes, and in many cases increases, the states' authority to regulate insurance companies. Legislation has been introduced from time to time in Congress that could result in the federal government assuming some role in the regulation of insurance companies. In recent years, the NAIC has approved and recommended to the states for adoption and implementation several regulatory initiatives designed to reduce the risk of insurance company insolvencies. These initiatives include new investment reserve requirements, risk-based capital standards and restrictions on an insurance company's ability to pay dividends to its stockholders. The NAIC is also currently developing model laws to govern insurance company investments. Current proposals are still being debated and we are monitoring developments in this area and the effects any changes would have on us. SunAmerica Asset Management Corp. is registered with the Securities and Exchange Commission ("SEC") as a registered investment adviser under the Investment Advisers Act of 1940. The mutual funds that is markets are subject to regulation under the Investment Company Act of 1940. SunAmerica Asset Management Corp. and the mutual funds are subject to regulation and examination by the SEC. In addition, variable annuities and Anchor National's related separate accounts are subject to regulation by the SEC under the Securities Act of 1933 and the Investment Company Act of 1940.

Anchor National's broker-dealer subsidiary is subject to regulation and supervision by the states in which it transacts business, as well as by the National Association of Securities Dealers, Inc. ("NASD"). The NASD has broad administrative and supervisory powers relative to all aspects of business and may examine the subsidiary's business and accounts at any time.

                        DIRECTORS AND EXECUTIVE OFFICERS

Anchor National's directors and executive officers as of July 1, 1996 are listed below:

                                                                     YEAR ASSUMED
                                                                       PRESENT       OTHER POSITIONS AND OTHER BUSINESS
         NAME           AGE             PRESENT POSITION               POSITION     EXPERIENCE WITHIN LAST FIVE YEARS**     FROM-TO
- ----------------------  ---  --------------------------------------  ------------  --------------------------------------  ---------

      Eli Broad*        63   Chairman, CEO and President of Anchor       1994      Cofounded SunAmerica Inc. ("SAI") in
                             National;                                             1957
                             Chairman, CEO and President of SAI

   Jay S. Wintrob*      39   EVP of Anchor National;                     1991      SVP                                     1989-1991
                             Vice Chairman of SAI                        1995

  Joseph M. Tumbler*    47   EVP of Anchor National;                     1996      President and Chief Executive Officer,  1989-1995
                             Vice Chairman of SAI                                  Providian Capital Management

  James R. Belardi*     38   SVP of Anchor National;                     1992      VP and Treasurer                        1989-1992
                             EVP of SAI                                  1995

    Jana W. Greer*      43   SVP of Anchor National and SAI;             1991      VP                                      1981-1991
                             President of SunAmerica Marketing           1995

 Peter McMillan, III*   38   EVP and Chief Investment Officer of         1994      SVP of SunAmerica Investments, Inc.     1989-1994
                             SunAmerica Investments, Inc.

  Scott L. Robinson*    50   SVP of Anchor National;                     1991      VP and Controller                       1986-1991
                             SVP and Controller of SAI

    Lorin M. Fife*      42   SVP, General Counsel and Asst.              1994      VP and General Counsel-Regulatory       1994-1995
                             Secretary of Anchor National;                         Affairs of SAI;
                             SVP, General Counsel-Regulatory             1995      VP and Associate General Counsel of     1989-1994
                             Affairs of SAI                                        SAI

   Susan L. Harris*     39   SVP and Secretary of Anchor National;       1994      VP, General Counsel-Corporate Affairs   1994-1995
                             SVP, General Counsel-Corporate Affairs                and Secretary of SAI;
                             and Secretary of SAI                        1995      VP, Associate General Counsel and       1989-1994
                                                                                   Secretary of SAI

   N. Scott Gillis      43   SVP and Controller of Anchor National       1994      VP and Controller, SunAmerica Life      1989-1994
                                                                                   Companies

  Edwin R. Reoliquio    38   SVP and Chief Actuary of Anchor             1995      VP and Actuary, SunAmerica Life         1989-1994
                             National                                              Companies

    James W. Rowan      33   SVP of Anchor National and SAI              1996      VP;                                     1993-1995
                                                                                   Asst. to the Chairman;                    1992
                                                                                   SVP, Security Pacific Corp.             1990-1992

*Also serves as a director              CEO = Chief Executive Officer
** Unless otherwise noted, positions    EVP = Executive Vice President
with SunAmerica Inc.                    SVP = Senior Vice President
                                        VP = Vice President

                             EXECUTIVE COMPENSATION

All of Anchor National's executive officers are also employees of SunAmerica Inc. or its affiliates and do not receive direct compensation from Anchor National. We allocated the time each executive officer spent devoted to his or her duties as an executive officer of Anchor National to determine the executive compensation set forth below [for the Chief Executive Officer and the other four highest compensated executive officers, as well as the executive officers as a group, for services rendered during 1995.

NAME OF INDIVIDUAL OR NUMBER                                                  ALLOCATED CASH
          IN GROUP                      CAPACITIES IN WHICH SERVED              COMPENSATION
Eli Broad                     Chairman, Chief Executive Officer and
                              President                                           $1,048,897
Jay S. Wintrob                Executive Vice President                               593,495
Gary W. Krat                  Former Senior Vice President                           257,500

Jana Greer                    Senior Vice President                                  218,533
James R. Belardi              Senior Vice President                                  441,926
All Executive Officers as a
Group (##)                                                                         3,417,815

                  SECURITY OWNERSHIP OF OWNERS AND MANAGEMENT

No shares of Anchor National are owned by any executive officer or director. Anchor National is an indirect wholly owned subsidiary of SunAmerica Inc. The only officer or director that owns more than 1% of the shares of SunAmerica Inc. is Mr. Eli Broad, Chairman, Chief Executive Officer and President. At June 30, 1996, Mr. Broad beneficially owned 3,078,677 shares of Common Stock (approximately 5.5% of the class outstanding) and 4,580,147 shares of Class B Common Stock (approximately 84.4% of the class outstanding). Of the Common Stock, 237,909 shares represent restricted shares granted under the Company's employee stock plans as to which Mr. Broad has no investment power; 695,588 shares are held by a trust of which Mr. Broad is the trustee and over which he exercises voting and investment power but does not have any pecuniary interest in such shares; 1,344,234 shares represent employee stock options which are or will become exercisable within the next 60 days and as to which he has no voting or investment power; 32,568 shares are held by a foundation of which Mr. Broad is a director and as to which he has shared voting and investment power. At
           , 1996, all directors and officers as a group beneficially owned
         shares of Common Stock (approximately       % of the class outstanding)
and          shares of Class B Common Stock (approximately       % of the class
outstanding). [TO BE UPDATED]

Financials
- --------

                                SEPARATE ACCOUNT

The Separate Account has not yet begun operations and, therefore, no financial statements are available.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data of Anchor National and its subsidiaries should be read in conjunction with the consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, both of which follow this selected information.

                         [TO BE PROVIDED BY AMENDMENT]

                            INDEPENDENT ACCOUNTANTS

[The consolidated financial statements of Anchor National Life Insurance Company
as of September 30,            and            and for each of the three years in
the period ended September 30,          included in this prospectus are included
in reliance on the report of Price Waterhouse LLP, independent accountants, given on its authority as experts in auditing and accounting.]

                              FINANCIAL STATEMENTS

The consolidated financial statements of Anchor National have been included in this prospectus. You should consider these financial statements only with respect to Anchor National's ability to meet its obligations under the fixed investment options, payment of death benefits, the assumption of mortality and expense risks and that the withdrawal charge will not be adequate to cover the costs of distributing the contracts. These financial statements provide no information as it relates to the Seasons Series Trust or the Variable Insurance Products Fund II, their respective investment portfolios or the value of any money allocated to the STRATEGIES.

                         [TO BE PROVIDED BY AMENDMENT]

                      APPENDIX A - MARKET VALUE ADJUSTMENT

The Market Value Adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of the Market Value Adjustment. The impact of the Market Value Adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                          [(1+I)/(1+J+0.005*)](N/12)-1

where:

                I is the Guarantee Rate you are earning on the money invested in the fixed investment option;

                J is the Guarantee Rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

                N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

* if you live in the state of Pennsylvania this number will be zero.

                    Examples of the Market Value Adjustment
                     -------------------------------------

The examples below assume the following:

    (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10 year fixed investment option at a Guarantee Rate of 7%;

    (2) You make a partial withdrawal of $4,000 when 2 1/2 years (30 months) remain in the 10 year term you initially agreed to leave your money in the fixed investment option (N=30);

    (3) the accumulation value attributable to the Purchase Payment on the date you make the withdrawal is $16,297.02; and

    (4) you have not made any other transfers, additional Purchase Payments, or withdrawals.

The $16,297.02 reflects the contract administration charge on each anniversary of your contract. No withdrawal charges are reflected because your Purchase Payment has been in the contract for more than 7 full years.

                              Negative Adjustment:
                               ------------------

Assume that on the date of withdrawal, the Guarantee Rate in effect for a new investment in the 3 year (rounded up to the next full year) fixed investment option is 8%:

The Market Value Adjustment factor is  =  [(1+I)/(1+J+.005)](N/12)-1
                                                   [(1.07)/(1.08+.005)](30/12)-1
                                         (0.986175)(2.5)-1
                                         0.965795-1
                                         -0.034205

The requested withdrawal amount is multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment:

                         $4,000 X (-0.034205)= -$136.82

$136.82 represents the Market Value Adjustment that will be deducted from the remaining money in the 10 year fixed investment option.

                              Positive Adjustment:
                               -----------------

Assume that on the date of withdrawal, the Guarantee Rate in effect for a new investment in the 3 year (rounded up to the next full year) fixed investment option is 6%:

The Market Value Adjustment factor is  =  [(1+I)/(1+J+.005)](N/12)-1
                                                   [(1.07)/(1.06+.005)](30/12)-1
                                         (1.004695)(2.5)-1
                                         1.011778-1
                                         +0.011778

The requested withdrawal amount is multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment:

                            $4,000 X .011778= +47.11

$47.11 represents the Market Value Adjustment that would be added to your withdrawal.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.
       Not Applicable

ITEM 14.  Indemnification of Directors and Officers.
       Not Applicable

ITEM 15.  Recent Sales of Unregistered Securities.
       Not Applicable

ITEM 16.  Exhibits and Financial Statement Schedules.

EXHIBIT NO.  DESCRIPTION
- -----------  --------------------------------------------------------------------------------------
        (1)  Form of Underwriting Agreement***
        (2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession**
        (3)  (a)  Articles of Incorporation***
             (b)  By-Laws***
        (4)  (a)  Flexible Payment Group Deferred Annuity Contract***
             (b)  Application for Contract***
        (5)  Opinion of Counsel re: Legality***
        (6)  Opinion re Discount on Capital Shares**
        (7)  Opinion re Liquidation Preference**
        (8)  Opinion re Tax Matters**
        (9)  Voting Trust Agreement**
       (10)  Material Contracts**
       (11)  Statement re Computation of Per Share Earnings**
       (12)  Statement re Computation of Ratios**
       (14)  Material Foreign Patents**
       (15)  Letter re Unaudited Financial Information**
       (16)  Letter re Change in Certifying Accountant**
       (21)  Subsidiaries of Registrant***
       (23)  (a)  Consent of Independent Accountants***
             (b)  Consent of Attorney***
       (24)  Powers of Attorney*
       (25)  Statement of Eligibility of Trustee**
       (26)  Invitation for Competitive Bids**
       (28)  Information Reports Furnished to State Insurance Regulatory Authority**
       (29)  Other Exhibits**

FINANCIAL STATEMENTS***

                                            * Herewith

                                           ** Not Applicable

                                          *** To Be Filed By Amendment

ITEM 17.  UNDERTAKINGS.
The undersigned registrant, Anchor National Life Insurance Company, hereby undertakes:

           (1)    To  file, during any period in which offers or sales are being
                  made,  a   post-effective  amendment   to  this   registration
                  statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    As required by the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf, in the City of Los Angeles, and the State of California, on this 24th day of July, 1996.

                                  By: ANCHOR NATIONAL LIFE INSURANCE COMPANY

                                  By:           /s/ JAY S. WINTROB
                                  ----------------------------------------------
                                                  Jay S. Wintrob
                                             Executive Vice President

                               POWER-OF-ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints LORIN M. FIFE, SUSAN L. HARRIS AND
CHRISTINE  A.  NIXON  or  each  of  them,   as  his  or  her  true  and   lawful
attorneys-in-fact   and   agents,   with   full   power   of   substitution  and
resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

    As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

                   SIGNATURE                                          TITLE                            DATE
- ------------------------------------------------  ---------------------------------------------  ----------------
                 /s/ ELI BROAD                    President, Chief Executive Officer, &
     --------------------------------------        Chairman of Board (Principal Executive         July 24, 1996
                   Eli Broad                       Officer)

             /s/ SCOTT L. ROBINSON
     --------------------------------------       Senior Vice President & Director (Principal     July 24, 1996
               Scott L. Robinson                   Financial Officer)

              /s/ N. SCOTT GILLIS
     --------------------------------------       Senior Vice President & Controller (Principal   July 24, 1996
                N. Scott Gillis                    Accounting Officer)

     --------------------------------------       Director
                James R. Belardi

               /s/ LORIN M. FIFE
     --------------------------------------       Director                                        July 24, 1996
                 Lorin M. Fife

                   SIGNATURE                                          TITLE                            DATE
- ------------------------------------------------  ---------------------------------------------  ----------------
               /s/ JANA W. GREER
     --------------------------------------       Director                                        July 24, 1996
                 Jana W. Greer

              /s/ SUSAN L. HARRIS
     --------------------------------------       Director                                        July 24, 1996
                Susan L. Harris

               /s/ PETER MCMILLAN
     --------------------------------------       Director                                        July 24, 1996
                 Peter McMillan

               /s/ JAMES W. ROWAN
     --------------------------------------       Director                                        July 24, 1996
                 James W. Rowan

     --------------------------------------       Director
               Joseph M. Tumbler

               /s/ JAY W. WINTROB
     --------------------------------------       Director                                        July 24, 1996
                 Jay S. Wintrob